UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2011 (December 31, 2010)

Encore Energy Partners LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-33676	20-8456807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On January 3, 2011 Vanguard Natural Resources, LLC (“VNR”) announced the completion of the acquisition by its wholly-owned subsidiary Vanguard Natural Gas, LLC (“VNG”) of all of the member  interests in Encore Energy Partners GP LLC (“ENP GP”), the general partner of Encore Energy Partners LP (the “Partnership”) and 20,924,055 common units representing limited partnership interests in the Partnership (the “ENP Units”) for aggregate consideration of $380.0 million (the “Acquisition”) pursuant to a Purchase Agreement (the “Purchase Agreement”) with Denbury Resources Inc. (“Denbury”), Encore Partners GP Holdings LLC (“Encore GP Holdings”), Encore Partners LP Holdings LLC (“Encore LP Holdings”) and Encore Operating, L.P. (“Encore Operating” and, collectively, the “Selling Parties”).  The Acquisition was completed on December 31, 2010.

Consistent with its previously announced election, VNG paid $80.0 million of the purchase price by issuing 3,137,255 common units representing limited liability company interests in the Company (“Company Units”) at an agreed upon price of $25.50 per Company Unit and the remainder of the purchase price in cash.  The Company Units were issued to Encore Operating, a subsidiary of Denbury.

Item 1.01.  Entry into a Material Definitive Agreement.

 Amendment to Credit Agreement

In connection with closing of the Acquisition, the Partnership and its wholly-owned subsidiary, Encore Energy Partners Operating LLC, a Delaware limited liability company (the “Borrower”) entered into a Fifth Amendment (the “Amendment”) to the Credit Agreement dated as of March 7, 2007 among the Partnership, Borrower, Bank of America, N.A., as the Administrative Agent and L/C Issuer, and the Lenders party thereto (the “Credit Agreement”).

The Amendment, among other things, amends the definition of “Change of Control” to eliminate references to the Selling Parties and include change of control triggers upon (i) the failure of VNR to continue to control ENP GP, (ii) the acquisition by any person or group, directly or indirectly, of equity interests representing more than 35% of the total voting power in VNR or (iii) the occupation of a majority of the seats on the board of managers of VNR by persons who were neither (x) nominated by the board of managers of VNR nor (y) appointed by managers so nominated.  The Amendment also modifies the covenant governing transactions with affiliates to eliminate all references to the Selling Parties and instead reference transactions with VNR, VNG and their subsidiaries.

The description of the Amendment in this Item 1.01 is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Administrative Services Agreement

Also in connection with closing of the Acquisition, the Partnership entered into a Second Amended and Restated Administrative Services Agreement, dated December 31, 2010, with ENP GP, Encore Operating, Encore Energy Partners Operating LLC (the “Operating Company”), Denbury and VNG (the “Services Agreement”).  The Services Agreement was amended solely to add VNG as a party and provide for VNG to assume the rights and obligations of Encore Operating and Denbury under the previous administrative services agreement going forward.

Pursuant to the Services Agreement, VNG will provide certain general and administrative services to the Partnership, ENP GP and the Operating Company (collectively, the “ENP Group”) in exchange for a quarterly fee of $2.06 per barrel of oil equivalent, or BOE, of the ENP Group’s total net oil and gas production for the most recently-completed quarter, which fee is paid by ENP (the “Administrative Fee”).  The Administrative Fee is subject to certain index-related adjustments on an annual basis.  ENP also is obligated to reimburse VNG for all third-party expenses it incurs on behalf of the ENP Group.  These terms are identical to the terms under which Denbury and Encore Operating provided administrative services to the ENP Group prior to the amendment and restatement of the Services Agreement.

The description of the Services Agreement in this Item 1.01 is qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant.

On December 31, 2010, VNG completed the Acquisition, as further described under Item 1.01 above, which disclosures are incorporated into this Item 5.01 by reference.  Prior to the completion of the Acquisition, Encore GP Holdings owned 100% of the membership interests in ENP GP, which is the sole general partner of the Partnership, and by virtue of that position controlled the Partnership.  Encore Operating and Encore LP Holdings collectively owned the ENP Units which represent an approximate 46% limited partner interest in the Partnership.  Following completion of the Acquisition, VNG is now the sole owner of the membership interests in ENP GP and the ENP Units and controls the Partnership.

The Partnership is not aware of any arrangements among VNR and VNG, on the one hand, and any of the Selling Parties, on the other hand, regarding the election of directors of ENP GP.  Pursuant to the terms of the Amended LLC Agreement (as defined below), VNG is entitled to appoint all of the members of the board of directors of ENP GP.  Concurrently with the completion of the Acquisition, four members of the board of directors of ENP GP who were affiliated with the Selling Parties resigned:  Phil Rykhoek, Tracy Evans, Robert Cornelius and Mark Allen.  As further discussed under Item 5.02 below, concurrently with the resignations, VNG appointed Scott W. Smith, Richard Robert, Britt Pence and Timothy Hauss to the board of directors of ENP GP.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

In connection with the closing of the Acquisition, on December 31, 2010, Phil Rykhoek, Tracy Evans, Robert Cornelius and Mark Allen resigned as directors of ENP GP. On the same date, VNG appointed four additional directors to the board of directors of ENP GP: Scott W. Smith, Richard Robert and Britt Pence and Timothy Hauss. Each of the newly appointed directors, other than Mr. Hauss, is an officer of VNR and participated in the negotiations of the Purchase Agreement described in the introductory note to this Current Report set forth above, which disclosures are incorporated into this Item 5.02 by reference.

Resignation and Appointment of Officers

In connection with the closing of the Acquisition, on December 31, 2010, the following persons affiliated with the Selling Parties resigned as officers of ENP GP: (i) Phil Rykhoek (Chief Executive Officer); (ii) Ronald T. Evans (President & Chief Operational Officer), (iii) Mark C. Allen (Chief Financial Officer, Sr. Vice President & Assistant Secretary) and (iv) Alan Rhoades (Vice President, Accounting).

Following the closing of the Acquisition, the board of directors of ENP GP appointed Scott W. Smith as President and Chief Executive Officer and Richard A. Robert as Executive Vice President, Chief Financial Officer and Secretary of ENP GP.   Certain biographical information about Messrs Smith and Robert follows below.

Scott W. Smith is currently the President and Chief Executive Officer of ENP GP and has been the President and Chief Executive Officer of VNR since October 2006 and Director of VNR since March 2008. Prior to joining VNR, from July 2004 to October 2006, Mr. Smith served as the President of Ensource Energy Company, LLC during its tender offer for the units of the Eastern American Natural Gas Trust (NYSE: NGT). He has over 25 years of experience in the energy industry, primarily in business development, marketing, and acquisition and divestiture of producing assets and exploration/exploitation projects in the energy sector. Mr. Smith’s experience includes evaluating, structuring, negotiating and managing business and investment opportunities, including energy investments similar to our targeted investments totaling approximately $400 million as both board member and principal investor in Wiser Investment Company LLC, the largest shareholder in The Wiser Oil Company (NYSE: WZR) until its sale to Forest Oil Corporation (NYSE: FST) in June of 2004. From June 2000 to June 2004, Mr. Smith served on the Board of Directors of The Wiser Oil Company. Mr. Smith was also a member of the executive committee of The Wiser Oil Company during this period. From January of 1998 to June of 1999, Mr. Smith was the co-manager of San Juan Partners, LLC, which established control of Burlington Resources Coal Seam Gas Trust (NYSE: BRU), which was subsequently sold to Dominion Resources, Inc.

Richard A. Robert is currently the Executive Vice President, Chief Financial Officer and Secretary of ENP GP and has been the Executive Vice President, Chief Financial Officer and Secretary of VNR since January of 2007. Prior to joining VNR, Mr. Robert was involved in a number of entrepreneurial ventures and provided financial and strategic planning services to a variety of energy-related companies since 2003. He was Vice President of Finance for Enbridge US, Inc., a subsidiary of Enbridge Inc. (NYSE: ENB) a natural gas and oil pipeline company, after its acquisition of Midcoast Energy Resources, Inc. in 2001 where Mr. Robert was Chief Financial Officer and Treasurer. He held these positions from 1996 through 2002 and was responsible for acquisition and divestiture analysis, capital formation, taxation and strategic planning, accounting and risk management, and investor relations. Mr. Robert is a certified public accountant.

It is anticipated that Messrs. Smith and Robert will maintain their current positions with VNR, where they are employed pursuant to employment agreements that have been previously disclosed by VNR.  As of the date of this Current Report on Form 8-K, Messrs. Smith and Robert have not entered into any employment agreements or other arrangements with ENP GP or the Partnership.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 31, 2010, VNG, as the sole member of ENP GP, entered into an Amended and Restated Limited Liability Company Agreement of ENP GP (the “Amended LLC Agreement”).  The Amended LLC Agreement was revised to:

•	reflect the admission of VNG as the sole member of ENP GP;
•
generally delegate all authority to manage the operations of ENP GP, as they relate to acting as the general partner of the Partnership, to the board of directors of ENP GP, subject to certain explicit exceptions described in the Amended LLC Agreement; and

•	generally reserve all authority to manage the operations of ENP GP, as they relate to ENP GP acting in its individual capacity, to VNG as the sole member of ENP GP.

The description of the Amended LLC Agreement in this Item 5.03 is qualified in its entirety by reference to the full text of the Amended LLC Agreement, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 3, 2011, the Partnership issued a press release announcing the completion of the Acquisition.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibits 99.1 and 99.5, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
Exhibit 3.1	Amended and Restated Limited Liability Company Agreement of Encore Energy Partners GP LLC.
Exhibit 10.1
Fifth Amendment, effective December 22, 2010, to Credit Agreement dated March 7, 2007, among Encore Energy Partners Operating LLC, Encore Energy Partners LP, Bank of America, N.A. and the Lenders party thereto.

Exhibit 10.2
Second Amended and Restated Administrative Services Agreement, dated December 31, 2010, by and among Vanguard Natural Gas, LLC, Denbury Resources Inc., Encore Energy Partners GP LLC, Encore Energy Partners LP, Encore Operating, L.P. and Encore Energy Partners Operating LLC.

Exhibit 99.1	Press Release dated January 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP

BY:	Encore Energy Partners GP LLC,

its general partner

By:              /s/ Scott W. Smith
Name:         Scott W. Smith
Title:           President and Chief Executive Officer
January 3, 2011

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
Exhibit 3.1	Amended and Restated Limited Liability Company Agreement of Encore Energy Partners GP LLC.
Exhibit 10.1
Fifth Amendment, effective December 22, 2010, to Credit Agreement dated March 7, 2007, among Encore Energy Partners Operating LLC, Encore Energy Partners LP, Bank of America, N.A. and the Lenders party thereto.

Exhibit 10.2
Second Amended and Restated Administrative Services Agreement, dated December 31, 2010, by and among Vanguard Natural Gas, LLC, Denbury Resources Inc., Encore Energy Partners GP LLC, Encore Energy Partners LP, Encore Operating, L.P. and Encore Energy Partners Operating LLC.

Exhibit 99.1	Press Release dated January 3, 2011.